EXHIBIT 10.13

                  CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT
                       OF SALIVA DIAGNOSTIC SYSTEMS, INC.

         THIS CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT (the Agreement") is made and entered into as of this 11th day of March, 1997 by and between SALIVA DIAGNOSTIC SYSTEMS, INC., a Delaware corporation (the "Company") and The Tail Wind Fund Ltd. (the "Investor") providing for the purchase and sale of certain debentures having an aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Debentures"), convertible into shares of common stock, par value $.01 per share (the "Shares"), of the Company. The Company and the Investor (collectively, the "Parties") hereby represent, warrant, covenant and agree as follows:

         1.       AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

                  (i) Investor hereby subscribes for the Debentures having a principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). The Debentures shall be convertible into Shares in accordance with the terms set forth in the form of Debenture attached as Exhibit A to this Agreement.

                  (ii) Investor shall pay the aforesaid principal amount as the purchase price for the Debentures subscribed for by it by delivering same-day funds in United States dollars against counter-delivery of Investors Debentures by the Company, each in accordance with the terms of the Escrow Agreement of even date herewith and substantially in the form attached as Exhibit B to this Agreement. The closing of the purchase and sale of the Debentures (the "Closing") shall take place promptly following the deposit into escrow of the Debentures subscribed for and the purchase price therefor and the satisfaction of all of the conditions set forth in Section 5 hereof. The Parties anticipate that the date of the Closing (the "Closing Date") shall be March 11, 1997.

         2.       INVESTOR'S REPRESENTATIONS AND COVENANTS.

                  Investor represents, warrants and covenants to the Company as follows:

                  (i) This Agreement has been duly authorized, validly executed and delivered on behalf of Investor and is a valid and binding agreement of Investor in accordance with its terms, subject to general principles of equity and of bankruptcy or other laws affecting the enforcement of creditors' rights;

                  (ii) Investor is purchasing the Debentures for its own account for investment purposes and not with a view towards distribution. Investor understands and agrees that it must bear the economic risks of its investment for an indefinite period of time. Investor has received and carefully reviewed copies of the Public Documents (as defined below).
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         Investor understands that the offer and sale of the Debentures are being made only by means of this Agreement. No representations or warranties have been made to Investor by the Company, the officers or directors of the Company, or any agent, employee or affiliate of any of them except as set forth herein. Investor is aware that the purchase of the Debentures involves a high degree of risk and that it may sustain, and has the financial ability to sustain, the loss of its entire investment. Investor has had the opportunity to ask questions of, and receive answers satisfactory to it from, the Company's management regarding the Company. Investor understands that no federal or state governmental authority has made any finding or determination relating to the fairness of an investment in the Debentures and that no federal or state governmental authority has recommended or endorsed, or will recommend or endorse, the investment herein. Investor, in making the decision to purchase the Debentures subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties. Investor has significant assets, and upon consummation of the purchase of the Debentures, will continue to have significant assets exclusive of the Debentures. Investor has not been organized for the purpose of acquiring the Debentures;

                  (iii) Investor is an "accredited investor" within the meaning of Rule 501, promulgated under the Securities Act of 1933, as amended (the "Securities Act");

                  (iv) Investor understands that the Debentures are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the applicability of such provisions; and

                  (v) Investor understands that neither the Debentures nor the Shares have been registered under the Securities Act and therefore it cannot dispose of any or all of the Debentures or the Shares until such Debentures or Shares are subsequently registered, as the case may be, under the Securities Act or exemptions from such registration are available. Investor acknowledges that, until an effective registration statement relating to the Shares is effective, a legend substantially as follows will be placed on the certificates representing the Debentures and the Shares:

THE SECURITIES REPRESENTED HEREBY ARE RESTRICTED SECURITIES WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SECURITIES WILL NOT RECOGNIZE A TRANSFER OF SUCH SECURITIES EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE ISSUER THAT THE REGISTRATION

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PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT
REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

         3.       THE COMPANY'S REPRESENTATIONS AND COVENANTS.

         The Company represents, warrants and covenants to the Investor as follows:

                  (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or operations of the Company.

                  (ii) The Company has registered its common stock pursuant to
         Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is in full compliance with all reporting requirements of the Exchange Act, and the Company's common stock is quoted on the Nasdaq SmallCap Market (trading symbol SALV). The Company has been subject to the requirements of Section 12 of the Exchange Act for at least 12 months, and except as disclosed on Schedule 3(ii) hereto, has filed in a timely manner all reports required to be filed during the preceding 12 months;

                  (iii) The Company has furnished Investor with copies of the Company's most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC"), all Forms 10-Q and 8-K filed thereafter and all other filings required under the Exchange Act made with the SEC after the filing of the most recent Form 10-K (collectively, the "Public Documents"). The Public Documents at the time of their filing did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

                  (iv) The authorized capital stock of the Company solely consists of 33,000,000 shares of common stock, par value $.01 per share. The Company currently has 22,040,785 shares of common stock issued and outstanding;

                  (v) The Debentures shall be duly authorized, validly issued and enforceable in accordance with their respective terms, and the Shares, when issued and delivered upon conversion thereof, will be duly and validly authorized and issued, fully paid and nonassessable, free from all encumbrances and restrictions other than restrictions on transfer imposed by applicable securities laws and/or this Agreement, and will not subject

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         the holders thereof to personal liability by reason of being such holders. The Shares have been duly reserved for issuance upon conversion of the Debentures. There are no preemptive rights of any shareholder of the Company with respect to the Debentures or the Shares;

                  (vi) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder;

                  (vii) The Company is not and, upon the execution and delivery of this Agreement, the issuance of the Debentures, the issuance of Shares upon conversion thereof, and the transactions contemplated by this Agreement, will not be in conflict with or in breach of any of the terms or provisions of, or in default under, the Company's Articles of Incorporation or Bylaws, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, any law, statute, rule, regulation, or any existing applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties, or assets or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject;

                  (viii) No authorization, approval, filing with or consent of any governmental body is required for the issuance and sale of the Debentures, or the Shares upon conversion thereof, as contemplated by this Agreement;

                  (ix) [Intentionally omitted];

                  (x) Subject in part to the truth and accuracy of the Investor's representations and warranties in Section 2, the offer, sale and issuance of the Debentures are exempt from the registration requirements of the Securities Act and applicable state securities laws;

                  (xi) Except as disclosed on Schedule 3(xi) hereto, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which could result in any material adverse change in

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         the condition (financial or otherwise) or in the earnings, revenues, business affairs or business prospects of the Company, or which could materially and adversely affect its properties or assets;

                  (xii) To the best knowledge of the Company, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property is bound;

                  (xiii) To the best knowledge of the Company, there is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Investor that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, revenues, business affairs, business prospects, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement;

                  (xiv) The Company shall issue the Debentures in the name of Investor in the amount specified in Section 1(i) above in denominations of $100,000. Upon conversion of the Debentures, the Company will issue one or more certificates representing the Shares in the name of Investor, with a legend substantially in the form specified by Section 2(v) above, and in such denominations to be specified by Investor prior to conversion;

                  (xv) The Company will comply with all applicable securities laws and regulations with respect to the sale and issuance of the Debentures (and the Shares into which they are convertible) to the Investor, including but not limited to the timely filing of all reports required to be filed in connection therewith with the SEC or Nasdaq or any other regulatory authority, and shall remain in full compliance with all of the requirements (including reporting) of the Exchange Act;

                  (xvi) The Company shall: (i) maintain the inclusion of the Shares on the Nasdaq Stock Market; and (ii) reserve immediately prior to the Closing and shall continue to reserve from its authorized common stock a sufficient number of shares of common stock to permit conversion in full of all outstanding Debentures in accordance with their respective terms;

                  (xvii) Until such time as Investor has converted one hundred percent (100%) of the Debentures into Shares, the Company shall not redeem or repurchase more than a de minimis number of shares of its capital stock; and

                  (xviii) The Company agrees that it will not issue a press release to the public containing Investor's name or other identifying information without the Investor's written

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         consent except as may be necessary in connection with the Company's fulfilling its obligations under the Registration Rights Agreement (as defined in Section 4). Investor acknowledges that this Agreement and the related documents may be filed with the SEC.

         4.       REGISTRATION.

         Within 30 days following the Closing, the Company shall, at the Company's expense, file a registration statement to effect the registration of all of the Shares issuable upon conversion of the Debentures held by Investor under the Securities Act, and relevant Blue Sky laws. Such registration shall be effected in accordance with the terms of the Registration Rights Agreement attached hereto as Exhibit C (the "Registration Rights Agreement"). In the event the registration of the Shares issuable upon conversion of the Debentures is not declared effective by the SEC within 90 days of the Closing Date (the "Registration Date"), then such failure shall constitute a breach of the Debentures entitling Investor to be paid by the Company such Investor's pro rata portion of the "Damage Amount," as liquidated damages and not as a penalty. The Damage Amount shall mean $1,000 for each $1 million of Debentures for each calendar day following the Registration Date by which the registration of the Shares is not effective with the SEC. The Damage Amount shall be payable in cash as of the end of each calendar week following the Registration Date, and shall be payable whether or not an Event of Default (as defined in the Debenture) has occurred.

         5.       CONDITIONS TO CLOSING.

                  (i) The Company shall furnish to the Investors a legal opinion addressed to the Investors and dated as of the Closing Date from Bryan Cave LLP substantially in the form of Exhibit D attached hereto.

                  (ii) The Company shall have delivered a certificate executed by its President, dated the Closing Date, and certifying that all of the Company's representations and warranties made in this Agreement are true and correct as of the date of this Agreement and as of the Closing Date.

         6.       CERTAIN AGREEMENTS.

         The Company covenants and agrees that during the seventy-five days (75) days immediately following the Closing Date, neither the Company, nor any affiliate of the Company, nor any person acting on behalf of the Company, shall, without the prior written consent of the Investor, agree to enter, enter into, or consummate any subsequent equity securities offering (including any debt offering convertible into equity securities of the Company) except for: (i) the issuance of stock or stock options, the purpose of which is not to raise equity capital; (ii) the issuance of stock options pursuant to the Company's existing stock option plans and the issuance of Common Stock pursuant to presently outstanding stock options and convertible securities; (iii) the firmly underwritten public offering of its equity or debt securities; (iv) the issuance of equity

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securities in connection with any strategic partnership or joint venture; and
(v) the issuance of shares of its capital stock in consideration in whole or in part for one or more acquisitions made by the Company. For purposes of this
Section 6, the Investor (whose management company is advised by European American Securities) and European American Securities clients shall be considered as one entity.

         7.       MISCELLANEOUS.

                  (i) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                  (ii) This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures of this Agreement shall be binding on all parties hereto.

                  (iii) Each of the Parties agrees to pay its own expenses incident to this Agreement and the performance of its obligations hereunder, including, but not limited to, the fees and expenses of each Party's legal counsel.

                  (iv) All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, overnight courier, or telecopied, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7.

                           if to the Company:

                           Saliva Diagnostic Systems, Inc.
                           11719 NE 95th Street
                           Vancouver, WA 96682
                           Attn: Chief Executive Officer
                           Telephone: 360-696-4800
                           Telecopier: 360-254-7942

                           if to the Investor, at such address as is listed for such Investor on the signature page hereto.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with an overnight courier service; when receipt is acknowledged, if telecopied.

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                  (v) This Agreement constitutes the entire agreement of the
         Parties with respect to the subject matter hereof and supersedes all prior oral or written proposals or agreements relating thereto. This Agreement may not be amended or any provision hereof waived, in whole or in part, except by a written amendment signed by both of the Parties.

                  (vi) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial rules of arbitration of the American Arbitration Association (the "AAA") and this subparagraph (vi). Both parties shall endeavor to select by mutual agreement an arbitrator qualified and approved by the AAA. If the parties shall fail to agree on an arbitrator, then the AAA shall be requested to submit a list of five qualified and approved arbitrators. The arbitrator shall then be selected by each party alternately striking one name at a time from the list until only one name remains. That person shall be the arbitrator and it shall be his or her duty promptly to issue a written decision confined to the issues presented, which shall be final and binding on all parties to the dispute; provided, however, that the arbitrator shall have no authority to alter the terms of this Agreement. The arbitration shall take place in New York, New York. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In any such arbitration, the prevailing party shall be entitled to recover all reasonable costs, including reasonable attorneys' fees, incurred in pursuing or defending any claim in arbitration.

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         IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

                                        Official Signatory of Company:

                                        SALIVA DIAGNOSTIC SYSTEMS, INC.

                                        By: /S/ KENNETH MCLACHLAN
                                            ------------------------------------
                                            Kenneth McLachlan, President
                                            Print Name and Title

                                        INVESTOR:

                                        ON BEHALF OF BRIGHTON HOLDINGS LTD. AS
                                        SOLE DIRECTOR

                                        By: /s/ ANITA M. DONALDSON
                                            /s/ MICHAEL M. DARVILLE
                                           -------------------------------------
                                        Name: Anita M. Donaldson
                                             -----------------------------------
                                              Michael M. Darville
                                             -----------------------------------
                                        Title: Directors
                                              ----------------------------------
                                        Address:
                                                --------------------------------

                                                --------------------------------
                                        Telephone:
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                                        Fax:
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